Exhibit 25.1
______________________________________________________________________________

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

Treynor State Bank
(Exact name of Trustee as specified in its charter)

Iowa	42-0568840
(Jurisdiction of incorporation of organization if not a U.S. national bank))	(I.R.S. Employer Identification No.)

15 East Main, PO Box A, Treynor, IA	51575
(Address of principal executive offices)	(Zip Code)

Jon Jacobsen	With a copy to:	Frank W. Pechacek, Jr.
Treynor State Bank		Willson & Pechacek, P.L.C.
15 East Main, P.O. Box A		421 West Broadway, Suite 200
Treynor, IA 51575		Council Bluffs, IA 51503
Name, address and telephone number of agent for service

Southwest Iowa Renewable Energy, LLC
(Exact name of obligor as specified in its charter)

Iowa	20-2735046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10868 189th Street Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

Convertible Subordinated Term Notes
(Title of the Indenture Securities)

______________________________________________________________________________

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Iowa Division of Banking
200 East Grand Avenue, Suite 300
Des Moines, IA 50309

Federal Deposit Insurance Corporation (FDIC)
550 17th Street N.W.
Washington, DC 20429

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
Michael K. Guttau, is a Series A Director of the registrant and serves as the Chief Executive Officer and Chairman of the Board of the Trustee.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association (Incorporation) of the Trustee as now in effect, attached as Exhibit 1.

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.
A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 2 (See Certificate of Incorporation referenced above as the Articles of Incorporation, attached as Exhibit 1, state the banks fiduciary powers in Article V).

4.	A copy of the existing bylaws of the Trustee, attached as Exhibit 4.

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee, dated December 31, 2009, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, TREYNOR STATE BANK, an Iowa banking association, organized and existing under the laws of the State of Iowa, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Treynor, State of Iowa on the 12th day of October, 2010.

TREYNOR ESTATE BANK

By:	/s/ Joshua M. Guttau
Name:	Joshua M. Guttau
Title:	President & CFO

Exhibit 1

ARTICLES OF ASSOCIATION

PREPARED BY:
Collins W. Fritz
3211 Wakonda Court
Des Moines, Iowa 50321

RENEWED, AMENDED AND SUBSTITUTED
ARTICLES OF INCORPORATION
of the

TRENOR STATE BANK
Treynor, Iowa 51575
The individuals whose names are signed hereto, and all other individuals, partnerships, associations, trusts or corporations who become shareholders of this state bank, hereby associate themselves together as a body corporate and adopt for the state bank the following renewed, amended and substituted articles of incorporation under Chapter 524, Code of Iowa.
ARTICLE I
The name of the state bank shall be:  Treynor State Bank.
ARTICLE II
The location of the principal place of business will be in the city of Treynor, County of Pottawattamie, State of Iowa.
ARTICLE III
The duration of the state bank shall be perpetual, beginning upon issuance of the certificate of incorporation by the Secretary of State.

ARTICLE IV

Ten Thousand (10,000) common shares are authorized with a par value of one hundred dollars ($100.00) each, totaling One Million Dollars ($1,000,000.00).

ARTICLE V

The state bank is incorporated under Chapter 524, Code of Iowa for the purpose of conducting the next annual meeting of shareholders shall consist of the following individuals:
Name		Address
Michael K. futtau	R. R. #2	Council Bluffs, Iowa 51501
Hans F. Schmidt		Treynor, Iowa 51575
Judith A. Guttau	R. R. #2	Council Bluffs, Iowa 51501
Raymond F. Guttau		Treynor, Iowa 51575
Leonard H. Timm	R. R. #3	Council Bluffs, Iowa 51501
Marilyn A. Eitmann	R. R. #2	Council Bluffs, Iowa 51501
Wendell A. Volkens	R. R. #1	Carson, Iowa 51525

ARTICLE VI

The annual meeting of shareholders shall take place at the principal place of the state bank on the second Monday in the month of March of each year.

ARTICLE VII

The board of directors may make and adopt by-laws which are not in conflict with the laws of the State or these articles of incorporation, for the management of the property of the corporation, the transaction of its business, and the regulation of its affairs; and may alter or change such by-laws.

We, the undersigned officers of Treynor State Bank have signed the renewed, amended and substituted articles of incorporation this 8th day of March, 1983.

By:	/s/ Michael K. Guttau
Michael K. Guttau, President

/s/ Eugene W. Young
Eugene W. Young, Cashier
State of Iowa                                         )
)           ss.
County of Pottawattamie                    )

On this 8th day of March, A.D., 1983, before me, a Notary Public in and for said county and state, personally appeared Michael K.Guttau and Eugene Young to me known to be the persons named in and who executed the foregoing instrument, and acknowledged that they executed the same as their voluntary act and deed.

/s/ Marilyn J. Lang
Notary Public in and for said county

Exhibit 2

CERTIFICATE OF AUTHORITY TO COMMENCE BUSINESS

Exhibit 3

AUTHORIZATION TO EXERCISE TRUST POWERS

“Be it resolved, the Board authorizes the following officers to execute agreements providing for trust investments:
Michael K. Guttau, Chairman and CEO
Joshua M. Guttau, President and CFO
Jon Jacobsen, Senior Vice President ― Trust & Investment
John Meyers, Vice President ― Trust
Richard Purdy, Vice President ― Financial Planning
William Matthew, Ass’t Vice President ― Investment Services

I, Judith A. Guttau, Secretary of the Board of Treynor State Bank, incorporated under the laws of the state of Iowa hereby certify that the foregoing is a true copy of a resolution duly approved by the Board of Directors of said corporation at a meeting duly held the 16th day of March, 2010 which a quorum was present and voting; and that the same has not been repealed or amended and remains in full force and effect and does not conflict with the bylaws of said corporation.
Dated:  April 20, 2010

/s/ Judith A. Guttau
Secretary of the Board

(Corporate seal)

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Exhibit 4

BYLAWS OF

TREYNOR STATE BANK

ARTICLE I
OFFICES

The principal office of the corporation in the State of Iowa shall be located in City of Treynor, Iowa, Pottawattamie County. The corporation may have such other offices, within or without the State of Iowa, as the business of the corporation may require from time to time.

The registered office of the corporation required by the Iowa Business Corporation Act to be continuously maintained in Iowa shall be initially as provided in the Articles of Incorporation subject to change from time to time by resolution of the Board of Directors and filing of a statement of said change as required by the Iowa Business Corporation Act.

ARTICLE II
SHAREHOLDERS

SECTION 1.   ANNUAL MEETING. The annual meeting of shareholders shall be held on the second Monday in the month of March, in each year. At each annual meeting the election of the directors shall take place and such other business shall be transacted as may be properly presented to such meeting. If the election of directors shall not be held on the day so designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2.  SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, by the Board of Directors or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

SECTION 3.  PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Iowa.

SECTION 4.  NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the

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meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION 5.  CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty days and, in case, of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directions declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6.  VOTING LIST. The officer or agent having charge of the stock transfer books shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

SECTION 7.  QUORUM OF SHAREHOLDERS. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by class is required by Iowa Business Corporation Act, the Articles of Incorporation or these Bylaws. Should less than a quorum be present, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Any business may

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be transacted at an adjourned meeting at which a quorum is present which could have been transacted at the meeting as originally called.  If a quorum is present at the organization of a meeting but shareholders’ withdrawals thereafter leave less than a quorum, the shareholders remaining present may continue to conduct business until adjournment; but their acts to be the acts of the shareholders shall require the same majority vote as is called for in the second sentence of this section.

SECTION 8.  PROXIES. At all meetings of the shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Proxies shall be filed with the secretary of the meeting before or at the time of the meeting.

SECTION 9.  VOTING OF SHARES. Subject to the provisions of Section 10 of this Article, each outstanding share of stock shall be entitled to one vote upon each matter submitted to vote at a meeting of the shareholders.

SECTION 10.  VOTING OF SHARES BY CERTAIN HOLDERS. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for election of directors of such other corporation is held by this corporation shall be voted at any meeting or counted in determining the number of outstanding shares.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine, except as otherwise provided in the preceding paragraph.

Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver. Shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee. Thereafter, the pledgee, shall be entitled to vote the shares so transferred.

SECTION 11.  INFORMAL ACTION BY SHAREHOLDERS. Any action required by the Iowa Business Corporation Act to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing

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setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 12.   VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 13.  INSPECTORS OR JUDGES. The Board of Directors in advance of any meeting of shareholders, or the chairman of such meeting at the meeting, may appoint one or more inspectors or judges to act at such meeting or any adjournment thereof. If any such judge shall fail to appear or act, the chairman shall appoint a substitute. Such inspectors or judges, before entering on the discharge of their duties, shall swear or affirm faithfully to execute the duties of inspectors or judges. At such meeting, the inspectors or judges shall receive and take charge of the proxies and ballots, decide all questions relating to the qualification of voters, and the validity of proxies, and the acceptance or rejection of votes. An inspector or judge need not be a shareholder of the corporation, and any officer of the corporation may be an inspector or judge on any question other than a vote for or against a proposal in which he shall have a material interest.

ARTICLE III
DIRECTORS

SECTION 1.  GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

SECTION 2.  NUMBER AND ELECTION OF DIRECTORS. The number of directors shall be Seven (7). Such number may be increased or decreased as provided herein without action of the shareholders. The Board of Directors may increase or decrease the number of directors by amendment to these Bylaws. Any increase in the size of the Board of directors shall create a vacancy which may be filled immediately by the existing directors without any vote of the shareholders. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting, and each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

SECTION 3.  REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4.  SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, or any Two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the

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State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5.  NOTICE. Notice of any special meeting shall be given at least One (1) day previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed and postage prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

SECTION 6.  QUORUM. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7.  MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except to the extent otherwise provided in the Articles of Incorporation or these Bylaws.

SECTION 8.  VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office; but if the director is elected to fill a vacancy created by an increase in the number of directors, his term shall expire at the next election of directors by the shareholders.

SECTION 9.  COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, shall have authority to establish by resolution compensation of any and all directors or other persons for services to the corporation as directors, officers or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the Board.

SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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SECTION 11.  INFORMAL ACTION BY DIRECTORS. Any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the Corporation, or any action which may be taken at a meeting of the directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the directors or all of the members of the Committee of directors, as the case may be.

SECTION 12.  TELEPHONE CONFERENCE MEETINGS. Subject to other applicable provisions contained in these Bylaws, any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the corporation, or any action which may be taken at a meeting of the directors, or a committee of directors, may be taken by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and the participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

SECTION 1.  NUMBER. The officers of the corporation shall consist of a President, one or more Vice Presidents (the number of whom the Board of Directors shall determine), a Secretary or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 2.  ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3.  REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.  VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5.  THE PRESIDENT. The President shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation, subject to the general powers of the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, deeds, mortgages, bonds, contracts,

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or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6.  THE VICE PRESIDENT (S). In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 7.  THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation; and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8.  THE SECRETARY. The Secretary shall keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporation records and the seal of the corporation, if any, and see that the seal of the corporation (if it has a seal) is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each shareholder; sign with the President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors

SECTION 9.   ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the corporation, the issues of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to

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them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

SECTION 10.  OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors may appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally. Such assistant or acting officer may perform all the duties of the office to which he is so appointed to be assistant or as to which he is so appointed to act, except as the Board of Directors may otherwise define or restrict his powers.

SECTION 11.  SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.  CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2.  LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors: Such authority may be general or confined to specific instances.

SECTION 3.  CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.  DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.  CERTIFICATES FOR SHARES. Subject to the provisions of Section 22 of the Iowa Business Corporation Act, certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation and, should the corporation have a seal, shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President of Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles. If the certificate is countersigned by a transfer

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agent, or registered by a registrar, the signatures of the persons signing for the transfer agent or registrar may also be facsimiles. All certificates for shares shall be consequently numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 2.  TRANSFERS OF SHARES. Subject to the rights conferred by law, transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and only on surrender for cancellation of the certificate for such shares. Except as otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

ARTICLE VII
FISCAL YEAR

The fiscal year of the corporation shall be the calendar year.

ARTICLE VIII
DIVIDENDS

The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Iowa Business Corporation Act and the Articles of Incorporation.

ARTICLE IX
SEAL

The Board of Directors may provide a corporate seal. If provided for, the seal shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Iowa.”

ARTICLE X
WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Iowa Business Corporation Act or under the provisions of the Articles of Incorporation or Bylaws of the corporation, a waiver thereof in writing signed by the person or

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persons entitled to such notice whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE XI
AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors of the corporation at which a quorum is present, by a majority vote of the directors present at the meeting.

ARTICLE XII
VOTING OF STOCK IN OTHER CORPORATIONS

Subject to directions, if any, of the Board of Directors, the President, or in his absence any Vice President, is authorized and empowered to act for and on behalf of the corporation by attending meetings, voting shares, executing proxies, waiving notice, executing any formal consent, or taking similar or related actions, all respecting stock of other corporations which is owned by the corporation, all without further authority than as herein contained. The Board of Directors may, in its discretion, designate any officer or person as a proxy or attorney-in-fact to vote the shares of stock in any other corporation in which this corporation may own or hold shares of stock.

ARTICLE XIII
INDEMNIFICATION

Any person with respect to whom corporations are empowered to grant indemnification in certain events under the Iowa Business Corporation Act shall be entitled to the full benefits of such indemnification as a matter of right by this corporation by reason of past or present service as a director, officer, employee or agent of this corporation, or past or present service at the request of this corporation in any of such capacities in or of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE XIV
EXECUTIVE AND OTHER COMMITTEES

The Board of Directors, by resolution adopted by majority of the full Board of Directors, may designate from among its members an executive committee an one or more committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (1) declare dividends or distributions; (2) approve or recommend to shareholders actions or proposals required by the Iowa Business Corporation Act to be approved by shareholders; (3) designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) approve a plan of merger not requiring shareholder approval; (6) reduce surplus; (7) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or, (8) authorize or approve the issuance or sale of, or any contract to

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BYLAWS

issue or sell, shares; however, the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract for issuance or sale, may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize, to the extent permitted by the Iowa Business Corporation Act, a committee to fix the terms of any contract for the sale of the shares and to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold.

EXHIBIT 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, TREYNOR STATE BANK hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  October 12, 2010

TREYNOR STATE BANK

By: /s/ Joshua M. Guttau
Name: Joshua M. Guttau
Title: President & CFO

Exhibit 7

Treynor State Bank
Statement of Financial Condition
As of December 31, 2009

Financials
Assets
Cash & Due from Banks	$ 2,202,000
Govt Securities	$54,467,000
Other Securities	$66,947,000
Total Loans	$54,186,000
Less Loan Reserve Account	$ (952,000)
Bank Building and Fixtures	$ 1,801,000
Other Assets	$ 8,777,000
Total Assets	$187,428,000

Liabilities
Deposits	$141,575,000
Funds Purchased	$ 1,400,000
Other Liabilities	$ 29,223,000
Equity
Capital Stock	$100,000
Surplus	$ 8,700,000
Undivided Profits	$ 6,430,000

Total Liabilities and Equity	$187,428,000

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

Treynor State Bank

By:	/s/ Joshua M. Guttau
Name: Joshua M. Guttau
Title: President & CFO
Date: October 12, 2010